Exhibit 16.1

Deloitte & Touche LLP
Suite 200
350 South Grand Avenue
Los Angeles, CA 90071-3462
USA

Tel: +1 213 688 0800
Fax: +1 213 688 0100
www.deloitte.com

June 15, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of The Macerich Company’s Form 8-K dated June 11, 2010, and have the following comments:

1.               We agree with the statements made in paragraphs one, two, three, four and six.

2.               We have no basis on which to agree or disagree with the statements made in paragraph five.

Yours truly,

Member of

Deloitte Touche Tohmatsu